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                        SPLASH TECHNOLOGY HOLDINGS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                             Three months   Three months    Three months    Three months
                                                                Ended          Ended           Ended           Ended
                                                              December 31,   December 31,    December 31,    December 31,
                                                                 1996            1996            1997            1997
                                                               Basic EPS      Diluted EPS      Basic EPS      Diluted EPS
                                                             ------------   -------------   ------------    -------------
Weighted average common shares outstanding for the period:         11,582          11,582         13,821           13,821

Common equivalent shares deemed
outstanding from options and warrants to
acquire common stock deemed converted
using Treasury Stock Method                                            --             337             --               --

Common equivalent shares outstanding
from conversion of preferred stock                                     --             151             --               --
                                                             ------------   -------------   ------------    -------------
Shares used in per share calculation                               11,582          12,070         13,821           13,821
                                                             ------------   -------------   ------------    -------------
                                                             ------------   -------------   ------------    -------------
Net income (loss)                                                 $ 3,541         $ 3,541       $(22,774)        $(22,774)
Cumulative dividends on preferred stock                                (4)             (4)            --               --
                                                             ------------   -------------   ------------    -------------
Adjusted net income (loss)                                        $ 3,537         $ 3,537       $(22,774)        $(22,774)
                                                             ------------   -------------   ------------    -------------
                                                             ------------   -------------   ------------    -------------
Net income (loss) per share                                       $  0.31         $  0.29       $  (1.65)        $  (1.65)
                                                             ------------   -------------   ------------    -------------
                                                             ------------   -------------   ------------    -------------
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